UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

Technology Applications International Corporation
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1116025
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 1716
Miami, Florida  33131
(Address of Principal Executive Offices including Zip Code)

(786) 360-3429
(Registrant's Telephone Number, including Area Code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The following is a summary of the transaction by Technology Applications International Corporation (the “Company”, “we”, “our”, “us” and the “registrant”) on October 20, 2011, involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Such offer and sale was made in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving any public offering of securities.  The purchaser was an “accredited investor”, as such term is defined under the Rule 501 of Regulation D promulgated under the Securities Act, an entity owned and controlled by the sole officer and director of the registrant, and known to the registrant and its management through a pre-existing business and personal relationship.  The purchaser was provided access to all material information which it requested, and all information necessary to verify such information and was afforded access to management of the registrant in connection with its securities purchase. The purchaser acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the registrant. All stock certificates representing such securities that were issued contained restrictive legends, prohibiting further transfer of the stock certificates representing such securities, without such securities either being first registered or otherwise exempt from registration under the Securities Act, in any further resale or disposition.

On October 20, 2011, the Company issued 101,800,000 shares of its Common Stock, par value $0.001 per share, to Coast To Coast Equity Group, Inc., a Florida corporation, in a private placement transaction, which involved the exchange of indebtedness in the amount of $101,800 owed by the Company to Coast To Coast Equity Group, Inc. as purchase price consideration for such shares, or a purchase price of $0.001 per share.  Charles J. Scimeca, our president, secretary, treasurer and sole director is also the president, secretary, treasurer and sole director of Coast To Coast Equity Group, Inc.  Mr. Scimeca maintains sole voting and investment control of the shares Common Stock issued to Coast To Coast Equity Group, Inc., and as a result thereof, Mr. Scimeca is deemed to beneficially own all of such shares.

Item 8.01 Other Events

Corporate History

We were incorporated as Raj Ventures, Inc. in the State of Florida on October 14, 2009, to effect a merger, exchange of capital stock, asset acquisition or other similar business combination, including being used as a vehicle for a reverse merger acquisition with an operating or development stage business which desired to utilize our status as a reporting corporation under the Exchange Act.

On April 12, 2010, one hundred percent of the issued and outstanding common stock of the Company was transferred and sold to Raj Ventures Funding, Inc., a company owned and controlled by Charles J. Scimeca, which resulted in a change in control of the Company.  Our sole officer and director resigned on April 12, 2010, and Mr. Scimeca replaced such person, as the President, Secretary and Treasurer and sole director of the Company and he continues to serve in such capacity.

On April 12, 2011, we filed Amended and Restated Articles of Incorporation of the Company with the Secretary of State of Florida and changed our company’s name to Technology Applications International Corporation to better reflect our updated business that focuses on developing and commercializing emerging technology opportunities.

Our Company

We are in the business of developing market entry technology products and services into early and mainstream technology products and services.  We are focused is on developing and manufacturing line of technologically advanced skin care products and providing environmental management solutions that use electron particle accelerator technology.  Our company structure is set forth in the following chart:

TECHNOLOGY APPLICATIONS INTERNATIONAL CORP. a Florida Corporation

Renuéll Int’l, Inc. a Florida Corporation (100% owned subsidiary)	NueEarth, Inc. a Florida Corporation (100% owned subsidiary)

Corporate Strategy

Our business strategy is aimed at building shareholder value through positioning each of our operating subsidiaries as a niche provider of technology products or services within its specific area of operation.  We anticipate updating and refining our business strategy as new opportunities present themselves.  In general, the component functions of our business model are to:

•	find and acquire timely early stage technologies or technology companies

•	incrementally invest to market refine the acquired technology offering

•	concentrate initial sales efforts on focused market entry opportunities

•	increase sales to a level that establishes market acceptance, as determined by our management

Products

Through Renuéll Int’l, Inc., we are developing a line of technologically advanced skin care products.  On July 27, 2011, we commenced providing to the marketplace our first product, the Renuéll™ skin cream, and have generated revenues in the amount of $1,500 as of October 20, 2011.  The Renuéll™ skin cream product is formulated with a branded compound called, NueCell™, which is enhanced using NASA technology to create a skin care product that promotes the appearance of age defying skin.  Neither the Food and Drug Administration (“FDA”) nor any other regulatory authority or similar regulator has approved the Renuéll™ skin cream product.

Through Nue Earth, Inc., we plan to develop, build and sell environmental solutions for the treatment of drinking water, municipal and industrial wastewater, sludge and produced water from oil and gas fracturing activities utilizing electron particle accelerator (“ebeam”) technology combined with conventional methods.  The ebeam technology has the capacity to eliminate organic compounds present in water at parts per million concentrations to non-detectable concentrations in most cases.  We own and operate a mobile ebeam unit installed in a semi-tractor trailer, which we intend to use for the commencement of our operations and making sales presentations and focusing on pilot opportunities with prospective customers.

Customers

We have three major types of customers: large and small national and international corporations; municipalities, governments (domestic and foreign) and governmental agencies; and retail customers.

Geographic Markets

Our target markets are located domestically in all 50 states and internationally in developing economies, including Europe, Asia and Latin America.

Sales and Marketing

We plan to focus our marketing strategy on educating prospective customers and the trade industry about us, so that our products and services are successfully brought to market.  We plan to sell and market our products and services through attendance at major trade and industry exhibitions, one-on-one sales meetings with individual customers and using social media and marketing and advertising campaigns.

Manufacturing

We manufacture our products using independent contract manufactures.   We plan to engage contract manufacturers to outsource manufacturing on an as needed basis and anticipate that we will enter into manufacturing agreements with them.  We currently have no agreements with any contract manufacturers.

Raw Materials

The raw materials purchased by us are from suppliers located in United States and abroad. We are not constrained in our purchasing by any contracts or agreements with any suppliers, manufacturers or distributors of the raw materials we may use.  We acquire raw materials based upon, among other things, availability and price on the open wholesale market.  All of our raw materials are readily available from a large number of suppliers, manufacturers and distributors in the United States and, if necessary, from abroad.  We use raw materials on a just-in-time basis and keep minimal inventory on hand.

Patents, Trademarks and Licenses

Our trademarks are owned by us, and intend to seek federal transaction registration for the marks NueEarth, Renuéll, NueCell, Nue Stem Cell Matrix and Nue Stem Cell Lattice. We may federally register other trademarks in the future as the need arises.  We intend to patent our processes and designs as the need arises; however, we currently do not have any federally registered patents.

Competition

The technology industry is highly competitive and varied. Many of our existing and potential competitors have financial, personnel, marketing, customer bases and other financial resources significantly greater than ours.  These competitors have the flexibility to introduce new products and services and pricing options that may be more attractive than ours.  We will attempt to overcome the competitive advantages of our competitors by pursuing our strategy of developing technologies in niche markets and which seek to provide us with brand name recognition.

Government Regulation

Unless the FDA extends its regulatory authority to cosmetic products, regulation by governmental authorities in the United States and other countries is not expected to be a significant consideration in the sale of our products by Renuéll Int’l, Inc. and its ongoing activities.  Under current regulations, the market introduction of the majority of non-medicated cosmetic products does not require prior formal registration or approval by the FDA, although this could change in the future.  The cosmetic industry has established self-regulating procedures and most companies perform their own toxicity and consumer tests.  Voluntary filings related to manufacturing facilities are made with the FDA.  The Cosmetics Division of the FDA, however, does monitor closely problems of safety, adulteration and labeling.  In addition, if the FDA should determine that claims made by us for our products involve the cure, mitigation or treatment of disease, the FDA could take regulatory action against our products and us.  In addition, the United States Federal Trade Commission (“FTC”) monitors product claims made in television and radio commercials and print advertising to ensure that any claim can be substantiated.  If the FTC believes that any advertising claim made by us with regard to the effect or benefit of our products is not substantiated by adequate data or research and we cannot support such claim, the FTC could also take regulatory action against our products and us.

Our business activities relating to Nue Earth, Inc. are subject to environmental regulation under the same federal, state and local laws and regulations which apply to our customers, including the Clean Water Act of 1972, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.  We believe that we conduct our business in an environmentally responsible manner and are in material compliance with applicable laws and regulations.  It is possible that future developments, such as increasingly strict requirements of environmental laws and enforcement policies thereunder, could affect the manner in which we operate our projects and conduct our business, including the handling, processing or disposal of the wastes, by-products and residues generated thereby.

Employees

Charles J. Scimeca is our sole officer and director who serves on a full-time basis. None of our employees is represented by a labor union for purposes of collective bargaining. We consider our relations with our employees to be good.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY APPLICATIONS INTERNATIONAL CORP. (Registrant)

Dated: October 25, 2011	By:	/s/ Charles J. Scimeca
Charles J. Scimeca
Chief Executive Officer, President and Treasurer